                                                                  EXHIBIT (A)(4)

                                 VIA FACSIMILE

November 5, 1997

Mr. James R. Martin
Chairman and Chief Executive Officer
Plasti-Line, Inc.
c/o Ms. Christine N. Evans Kelly
Principal
William Blair & Company, L.L.C.
222 West Adams Street
Chicago, IL 60606

Re: Financing Commitment By RSTW Partners III, L.P. ("RSTW") for PL Holding Corp. ("Plasti-Line" or the "Company").

Dear Mr. Martin:

RSTW Partners III, L.P. ("RSTW") is pleased to set forth in this letter its commitment (the "Commitment") to establish certain credit facilities (the "Credit Facilities") for the Company. The basic terms of the proposed financing are set forth in Exhibit A (the "Term Sheet") attached hereto. As used herein, the term "Commitment" includes the terms contained in this letter and in the Term Sheet which is incorporated herein by reference. This letter supersedes all prior communications between RSTW and the Company and/or William Blair & Company.

RSTW will not be under any obligation to consummate the proposed financing until such time as (a) each of the terms and conditions outlined in this letter and in the financing documents have been satisfied to RSTW's satisfaction, and
(b) financing documents, in form and substance satisfactory to RSTW, have been executed by the parties.

Expenses

By accepting this Commitment, Plasti-Line agrees to pay all reasonable and customary out-of-pocket costs and expenses heretofore or hereafter incurred by RSTW (including its fees and disbursements of its counsel), whether or not any financing by RSTW is consummated, in connection with the following: this Commitment, all due diligence by RSTW and its representatives (including any independent consultants retained by RSTW) concerning the Commitment, all financing documentation, and the closing of the proposed financing. As a deposit against such costs and expenses, the Company has previously delivered to RSTW $50,000. In the event out of pocket costs are less than $50,000, RSTW will return the excess amount, if any. The obligations of Plasti-Line under this paragraph will survive any expiration or termination of this Commitment.

Break-Up Fee

Plasti-Line and Plasti-Line, Inc. (the existing operating company) agrees that if Plasti-Line, or any of its related entities, finances the transaction contemplated herein or a similar transaction with any other institution within 180 days from the Commitment Date, Plasti-Line and Plasti-Line, Inc. (the existing operating company) shall pay to RSTW a fee of $500,000 as liquidated damages to RSTW (the "Break-Up Fee").

Mr. James R. Martin
November 5, 1997
Page -2-

Confidentiality of Commitment

The terms of this Commitment are confidential, and neither the contents of this letter nor the details of this Commitment may be shown or disclosed by Plasti-Line or William Blair & Company except to those individuals at Plasti-Line or William Blair & Company or others who have a need to know as a result of being involved in the proposed transaction (such as the senior lenders and their attorneys).

Successors and Assigns

As used herein, the terms "RSTW" and "Plasti-Line" include the successors or assigns of those parties, except that Plasti-Line does not have the right to assign its rights hereunder or any interest herein.

Modification

No modification, rescission, waiver, release, or amendment of any provision of this Commitment may be made, except by a written agreement signed by Plasti-Line and a duly authorized officer of RSTW.

Entire Agreement; Headings

This Commitment constitutes the entire agreement and understanding between the parties hereto with respect to the proposed financing and supersedes all prior negotiations, understandings, and agreements between such parties with respect to the proposed financing, including, without limitation, those expressed in any prior communication between RSTW, William Blair & Company, Plasti-Line or Plasti-Line, Inc. (existing operating company). Headings used in this letter are for convenience only and do not affect the construction of this Commitment.

APPLICABLE LAW

THIS COMMITMENT, AND THE TRANSACTION EVIDENCED HEREBY, WILL BE GOVERNED BY, AND CONSTRUED UNDER, THE INTERNAL LAWS OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT.

JURY TRIAL WAIVER

PLASTI-LINE AND RSTW HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY PLASTI-LINE OR RSTW MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY IN CONNECTION WITH THIS COMMITMENT OR THE TRANSACTIONS RELATED HERETO. PLASTI-LINE REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF RSTW HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT RSTW WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. PLASTI-LINE ACKNOWLEDGES THAT RSTW HAS BEEN INDUCED TO ENTER INTO THIS COMMITMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Mr. James R. Martin
November 5, 1997
Page -3-


Expiration of Commitment

This Commitment will automatically expire, and be of no further force or effect, if (1) RSTW has not received from the Company a copy of this letter acknowledged and agreed to by the Company in the space provided on or before 5:00 p.m. CST on November 6, 1997, or (2) prior to any such receipt, RSTW, orally or in writing, gives notice of the withdrawal hereof. If this letter is duly executed and delivered to RSTW by November 6, 1997, and RSTW has not previously withdrawn the same, the Commitment will automatically expire on January 30, 1998, unless extended by RSTW in its sole discretion. Company agrees to provide RSTW eleven (11) business days notice (the "Closing Notice Period") prior to the anticipated Closing Date, to facilitate RSTW's drawdown of funds. RSTW and Plasti-Line agree to use good faith efforts to close the proposed transaction as outlined in this Commitment as soon as reasonably possible after the effective date of the Closing Notice Period.

                                        Very truly yours,

                                        RSTW PARTNERS III, L.P.

                                        By:  RSTW Management, L.P.,
                                             its general partner

                                             By:  Rice Mezzanine Corporation,
                                                  its general partner

                                                  By:/S/ DON K. RICE
                                                     --------------------------
                                                     Don K. Rice

                                                  Its:  Vice President &
                                                        Managing Director


Acknowledged and agreed to:              Guaranty of obligations of PL Holding
                                         to pay expenses hereunder prior to
PL HOLDING CORP.                         closing and acknowledgement and
                                         agreement of Plasti-Line Inc. (the
                                         operating company) to pay the Break-up
                                         Fee

By:
      -------------------------

Its:                                     PLASTI-LINE, INC.
      -------------------------          By:
                                              --------------------------------

Date:                          , 1997   Its:
      -------------------------               --------------------------------

                                         Date:
                                              --------------------------------

THIS IS A SUMMARY OF TERMS OF A FINANCING COMMITMENT, AND IS SUBJECT TO THE TERMS OF A COMMITMENT LETTER DATED THE DATE HEREOF.

                                   EXHIBIT A

                                   TERM SHEET

                           BASIC TERMS OF COMMITMENT

                                November 5, 1997

Words contained in this Term Sheet with their initial letter capitalized that are not otherwise defined shall have the meaning set forth in the Proposal letter of which this Term Sheet is a part.


I.       Senior Subordinated Debt


Lender:                                           RSTW Partners III, L.P., a
                                                  Delaware Limited partnership
                                                  ("RSTW").


Borrower:                                         PL Holding Corp. (the
                                                  holding company).


Principal Amount:                                 $6,000,000.


Use of Proceeds:                                  To provide a portion of the
                                                  financing for the purchase of
                                                  James Martin's shares of
                                                  Plasti-Line, Inc.


Interest:                                         12.5% per annum, payable
                                                  quarterly in arrears;
                                                  interest calculated on the
                                                  basis of a 360 day year and
                                                  for the actual number of days
                                                  elapsed.


Fees:                                             2.0% ($120,000) of the total
                                                  facility due and payable on
                                                  the closing date.

Prepayment Penalty:                               A premium equal to the
                                                  percentage of the principal
                                                  amount so prepaid which is
                                                  applicable in accordance with
                                                  the following based on the
                                                  date on which such prepayment
                                                  is made:

                                                   Prepayment Date               Premium
                                                   ---------------               -------
                                                   Year 1                          12.50%
                                                   Year 2                          10.71%
                                                   Year 3                           8.92%
                                                   Year 4                           7.14%
                                                   Year 5                           5.36%
                                                   Year 6                           0.00%
                                                   Year 7                           0.00%

Term:                                             8 years.

Amortization:                                     Years 1-6: Interest only,
                                                             payable quarterly.

                                                  Years 7-8: Interest payments
                                                             due quarterly,
                                                             principal due in
                                                             equal quarterly
                                                             payments during
                                                             years seven and
                                                             eight.

Security:                                         For the first two years, the
                                                  Credit Facilities will be
                                                  secured by a security
                                                  interest, lien, mortgage or
                                                  assignment, as the case may
                                                  be, in and on all properties
                                                  and assets of the Borrower
                                                  and its subsidiaries
                                                  whatsoever, now owned or
                                                  existing or hereafter arising
                                                  or acquired and all proceeds
                                                  of the foregoing.  RSTW
                                                  acknowledges that it is not
                                                  likely that it will be able
                                                  to secure a second lien
                                                  position on the Knoxville,
                                                  TN, Columbia, SC and
                                                  Florence, KY real properties.
                                                  RSTW also acknowledges that
                                                  such liens will be subject to
                                                  the intercreditor/
                                                  subordination agreement
                                                  described in the immediately
                                                  following 3 paragraphs.
                                                  RSTW's lien/security
                                                  interest will terminate
                                                  automatically on the second
                                                  anniversary of funding.

                                                  Key Corporate Capital, Inc.
                                                  (KCCI) would serve as
                                                  collateral agent for the
                                                  Senior Lenders and the RSTW.
                                                  RSTW's interest in the
                                                  collateral would be
                                                  subordinated in full to the
                                                  prior interest of KCCI and the
                                                  Senior Lenders, and any right
                                                  of RSTW against any Operating
                                                  Company would be subordinated
                                                  in full to the prior rights to
                                                  payment and action of KCCI and
                                                  the Senior Lenders.  RSTW,
                                                  Borrower, KCCI and the Senior
                                                  Lenders would agree that RSTW
                                                  would be entitled, in the
                                                  event of a liquidation, to any
                                                  collateral remaining after
                                                  KCCI and the Senior Lenders
                                                  are paid in full.

                                                  KCCI would have no other
                                                  obligations or duties to RSTW
                                                  with respect to the
                                                  Collateral.  The Collateral
                                                  Agent would be entitled to
                                                  exercise complete discretion,
                                                  in its sole judgement, with
                                                  respect to the Collateral,
                                                  including the release of all
                                                  Collateral with respect to
                                                  KCCI, the Senior Lenders and
                                                  RSTW. Moreover, until the
                                                  Senior Lenders are paid in
                                                  full and their commitments
                                                  are terminated, (i) except as
                                                  provided herein and under the
                                                  Subordination Agreement, RSTW
                                                  would have no rights with
                                                  respect to the Collateral,
                                                  and (ii) RSTW would have no
                                                  rights or remedies against
                                                  any of the Operating
                                                  Companies except as
                                                  provided herein with respect
                                                  to proceeds of the Collateral
                                                  and under the Subordination
                                                  Agreement.

                                                  If at any time, the Company
                                                  and the Operating Company
                                                  shall merge, the second lien
                                                  position will be released.

                                                  On and after the second
                                                  anniversary of the
                                                  funding of the Credit
                                                  Facilities, RSTW will have
                                                  the right to require a merger
                                                  of the Company and the
                                                  Operating Company at any time
                                                  after the occurrence of an
                                                  event of default under the
                                                  Credit Facilities as a result
                                                  of a breach of one or more of
                                                  the financial covenants
                                                  (i.e., ratios, not capex) of
                                                  the Credit Facilities.

Board of Directors Rights:                        The Company agrees that two
                                                  representatives of RSTW (in
                                                  total for its obligations to
                                                  RSTW under both the current
                                                  pay and PIK notes) will have
                                                  the right to attend and
                                                  observe all meetings of the
                                                  Company's Board of Directors
                                                  and all committees thereof.
                                                  RSTW will retain such
                                                  visitation rights until the
                                                  full principal amount owing
                                                  to RSTW is repaid and/or
                                                  RSTW's equity ownership
                                                  position is liquidated,
                                                  whichever occurs at the
                                                  latest date.  The Company
                                                  agrees to reimburse RSTW for
                                                  all reasonable out-of-pocket
                                                  expenses incurred by any RSTW
                                                  representative in connection
                                                  with his or her attendance at
                                                  Board of Directors meetings.
                                                  Board of Directors meetings
                                                  will be required to be held
                                                  no less than quarterly.

                                                  In addition, the Company
                                                  agrees that RSTW will
                                                  have the right, but not the
                                                  obligation, to appoint one
                                                  representative (in total for
                                                  its obligations to RSTW under
                                                  both the current pay and PIK
                                                  notes) to the Company's Board
                                                  of Directors and all
                                                  committees thereof (in lieu
                                                  of one of the representative
                                                  positions). RSTW will retain
                                                  such appointment right until
                                                  the full principal amount
                                                  owing to RSTW is repaid
                                                  and/or RSTW's equity
                                                  ownership position is
                                                  liquidated, whichever occurs
                                                  at the latest date.  It is
                                                  anticipated that the Board of
                                                  Directors will consist of no
                                                  more than eight members.  The
                                                  Company agrees to reimburse
                                                  RSTW for all reasonable
                                                  out-of-pocket expenses
                                                  incurred by any RSTW director
                                                  in connection with his or her
                                                  attendance at Board of
                                                  Directors meetings.  Board of
                                                  Directors meetings will be
                                                  required to be held no less
                                                  than quarterly.

Common Stock:                                     Basic Terms. RSTW shall
                                                  receive shares of the common
                                                  stock of the Company (the
                                                  "RSTW Common Stock")
                                                  representing 6.5% as of
                                                  closing date of the Common
                                                  Stock on a fully-diluted
                                                  basis.  The purchase price of
                                                  the RSTW Commn Stock will be a
                                                  nominal value not to exceed
                                                  $100.00

                                                  Registration Rights.
                                                  Upon the initiation of an
                                                  initial public offering, the
                                                  shareholders agreement shall
                                                  provide the holder(s) of the
                                                  RSTW Common Stock with
                                                  unlimited piggyback
                                                  registration rights for the
                                                  RSTW Common Stock at the
                                                  option of such holders(s)
                                                  with all registration
                                                  expenses being paid by the
                                                  Company.  In addition,
                                                  following  successful
                                                  completion of an initial
                                                  public offering, the
                                                  holder(s) shall have the
                                                  right, at any time, but
                                                  exercisable on no more than
                                                  two (2) occasions (in total
                                                  for its obligations to RSTW
                                                  under both the current pay
                                                  and PIK notes), to have all
                                                  or a portion of the RSTW
                                                  Common Stock registered at
                                                  the expense of the Company
                                                  under the Securities Act of
                                                  1933, with all such
                                                  registration expenses being
                                                  paid by the Company.  The
                                                  RSTW Common Stock shall be
                                                  transferable to other
                                                  institutions or accredited
                                                  investors without the consent
                                                  of the Company.  If the
                                                  Company is so eligible, any
                                                  holder may request that the
                                                  Company register the RSTW
                                                  Common Stock on Form S-3 (or
                                                  any successor form), to the
                                                  extent practicable.  Upon the
                                                  request of any holder or a
                                                  prospective purchaser of the
                                                  RSTW Common Stock, the Company
                                                  shall provide the information
                                                  necessary for compliance with
                                                  Rule 144A. If the Company
                                                  should initiate an
                                                  underwritten public offering,
                                                  the holder(s) will, if so
                                                  required, "hold back" for 180
                                                  days.  If the holder(s) or any
                                                  other security holder
                                                  initiates an underwritten
                                                  public offering, the Company
                                                  and the shareholders of the
                                                  Company other than the
                                                  holder(s) will "hold back" for
                                                  180 days.

                                                  Anti-Dilution Protection.  The
                                                  holder(s) of the RSTW Common
                                                  Stock will be protected from
                                                  the dilutive effect of certain
                                                  events, including capital
                                                  restructurings, mergers,
                                                  acquisitions, consolidations,
                                                  dividends, distributions,
                                                  stock splits, stock dividends,
                                                  reverse stock splits,
                                                  reclassifications of equity,
                                                  or issuances or sales of
                                                  capital stock of the Company
                                                  for less than the Fair Market
                                                  Value of such stock.

                                                  Put Provision of the RSTW
                                                  Common Stock. The holder(s)
                                                  of the RSTW Common Stock will
                                                  be able to put the RSTW
                                                  Common Stock to the Company at
                                                  any time after the earlier to
                                                  occur of either (1) the fifth
                                                  anniversary of the Closing
                                                  Date; (2) prepayment of the
                                                  Credit Facility in full, (3)
                                                  a material change in the
                                                  ownership of the Company; (4)
                                                  a merger greater than $1.0
                                                  million, provided that
                                                  any such merger that is less
                                                  than or equal to $1.0
                                                  million and in a similar line
                                                  of business as defined in the
                                                  loan documentation does not
                                                  cause an adverse impact on
                                                  the financial covenants or
                                                  sale of all or a majority of
                                                  the Company's assets; or (5)
                                                  the Company's failure to
                                                  perform certain other
                                                  covenants contained in the
                                                  Loan Documents.

                                                  The put price shall be equal
                                                  to the greater of (1) the
                                                  value determined by an
                                                  independent appraiser; (2)
                                                  book value; or (3) market
                                                  value.  The put price will be
                                                  the fair market value of such
                                                  securities without premium
                                                  for control or discount for
                                                  minority interests,
                                                  illiquidity, or restrictions
                                                  on transfer. The put price
                                                  will be paid in cash at the
                                                  time of exercise.

                                                  Co-Sale Provision of
                                                  the RSTW Common Stock. The
                                                  holder(s) of the RSTW Common
                                                  Stock will have the right to
                                                  participate in any sale by a
                                                  shareholder of the Company of
                                                  the Company's Common Stock on
                                                  a pro-rata basis.  However,
                                                  certain significant inside
                                                  shareholders will be limited
                                                  in their ability to sell
                                                  most, if not all, of its
                                                  shares while RSTW's Credit
                                                  Facility and equity position
                                                  remains outstanding.


II.      Junior Subordinated Debt


Lender:                                           RSTW Partners III, L.P., a
                                                  Delaware Limited Partnership\
                                                  ("RSTW")


Borrower:                                         PL Holding Corp. (the
                                                  holding company).

Principal Amount:                                 $4,000,000

Use of Proceeds:                                  To provide a portion of the
                                                  financing for the purchase of
                                                  James Martin's shares of
                                                  Plasti-Line, Inc.


Interest:                                         12.5% per annum, payable
                                                  quarterly in kind ("PIK")
                                                  during years one through five
                                                  on the basis of a 360 day
                                                  year for the actual number of
                                                  days elapsed.  Borrower will
                                                  execute and deliver notes
                                                  payable in accordance with
                                                  the terms and rates hereof.
                                                  Interest in years six through
                                                  eight is payable in cash,
                                                  quarterly in arrears, and is
                                                  calculated on the basis of a
                                                  360 day year and for the
                                                  actual number of days
                                                  elapsed.


Fees:                                             2.0% ($80,000) of the total
                                                  facility due and payable on
                                                  the closing date.


Prepayment Penalty:                               A premium equal to the
                                                  percentage of the principal
                                                  amount so prepaid which is
                                                  applicable in accordance with
                                                  the following based on the
                                                  date on which such prepayment
                                                  is made:

                                                   Prepayment Date               Premium
                                                   ---------------               -------
                                                   Year 1                          12.50%
                                                   Year 2                          10.71%
                                                   Year 3                           8.92%
                                                   Year 4                           7.14%
                                                   Year 5                           5.36%
                                                   Year 6                           0.00%
                                                   Year 7                           0.00%


Term:                                             8 years.


Amortization:                                     Year 5:    Accrued PIK
                                                             interest notes due
                                                             in full on the
                                                             final day of Year
                                                             5.


                                                  Years 7-8: Principal payments
                                                             due in equal
                                                             quarterly payments
                                                             of $500,000 during
                                                             years seven and
                                                             eight.


Security:                                         For the first two years, the
                                                  Credit Facilities will be
                                                  secured by a security
                                                  interest, lien, mortgage or
                                                  assignment, as the case may
                                                  be, in and on all properties
                                                  and assets of the Borrower
                                                  and its subsidiaries
                                                  whatsoever, now owned or
                                                  existing or hereafter arising
                                                  or acquired and all proceeds
                                                  of the foregoing.  RSTW
                                                  acknowledges that it is not
                                                  likely that it will be able
                                                  to secure a second lien
                                                  position
                                                  on the Knoxville, TN,
                                                  Columbia, SC and Florence, KY
                                                  real properties. RSTW also
                                                  acknowledges that such liens
                                                  will be subject to the
                                                  intercreditor/subordination
                                                  agreement described in the
                                                  immediately following 3
                                                  paragraphs.  RSTW's
                                                  lien/security interest will
                                                  terminate automatically on
                                                  the second anniversary of
                                                  funding.

                                                  Key Corporate Capital,
                                                  Inc. (KCCI) would serve as
                                                  collateral agent for the
                                                  Senior Lenders and the RSTW.
                                                  RSTW's interest in the
                                                  collateral would be
                                                  subordinated in full to the
                                                  prior interest of KCCI and
                                                  the Senior Lenders, and any
                                                  right of RSTW against any
                                                  Operating Company would be
                                                  subordinated in full to the
                                                  prior rights to payment and
                                                  action of KCCI and the Senior
                                                  Lenders.  RSTW, Borrower,
                                                  KCCI and the Senior Lenders
                                                  would agree that RSTW would
                                                  be entitled, in the event of
                                                  a liquidation, to any
                                                  collateral remaining after
                                                  KCCI and the Senior Lenders
                                                  are paid in full.

                                                  KCCI would have no
                                                  other obligations or duties
                                                  to RSTW with respect to the
                                                  Collateral.  The Collateral
                                                  Agent would be entitled to
                                                  exercise complete discretion,
                                                  in its sole judgement, with
                                                  respect to the Collateral,
                                                  including the release of all
                                                  Collateral with respect to
                                                  KCCI, the Senior Lenders and
                                                  RSTW. Moreover, until the
                                                  Senior Lenders are paid in
                                                  full and their commitments
                                                  are terminated, (i)except as
                                                  provided herein and under the
                                                  Subordination Agreement, RSTW
                                                  would have no rights with
                                                  respect to the Collateral,
                                                  and (ii) RSTW would have no
                                                  rights or remedies against
                                                  any of the Operating
                                                  Companies except as provided
                                                  herein with respect to
                                                  proceeds of the Collateral
                                                  and under the Subordination
                                                  Agreement.

                                                  If at any time, the
                                                  Company and the Operating
                                                  Company shall merge, the
                                                  second lien position will be
                                                  released.

                                                  On and after the second
                                                  anniversary of the funding of
                                                  the Credit Facilities, RSTW
                                                  will have the right to
                                                  require a merger of the
                                                  Company and the Operating
                                                  Company at any time after the
                                                  occurrence of an event of
                                                  default under the Credit
                                                  Facilities as a result of a
                                                  breach of one or more of the
                                                  financial covenants (i.e.,
                                                  ratios, not capex) of the
                                                  Credit Facilities.


Board of Directors Rights:                        The Company agrees that two
                                                  representatives of RSTW (in
                                                  total for its obligations to
                                                  RSTW under both the current
                                                  pay and PIK notes) will have
                                                  the right to attend and
                                                  observe all meetings of the
                                                  Company's Board of Directors
                                                  and all committees
                                                  thereof. RSTW will retain such
                                                  visitation rights until the
                                                  full principal amount owing to
                                                  to RSTW is repaid and/or
                                                  RSTW's equity ownership
                                                  position is liquidated,
                                                  whichever occurs at the latest
                                                  date. The Company agrees to
                                                  reimburse RSTW for all
                                                  reasonable out-of-pocket
                                                  expenses incurred by any RSTW
                                                  representative in connection
                                                  with his or her attendance at
                                                  Board of Directors meetings.
                                                  Board of Directors meetings
                                                  will be required to be held
                                                  no less than quarterly.

                                                  In addition, the Company
                                                  agrees that RSTW will have the
                                                  right, but not the obligation,
                                                  to appoint one representative
                                                  (in total for its obligations
                                                  to RSTW under both the current
                                                  pay and PIK notes)to the
                                                  Company's Board of Directors
                                                  and all committees thereof
                                                  (in lieu of one of the
                                                  representative positions).
                                                  RSTW will retain such
                                                  appointment right until
                                                  the full principal amount
                                                  owing to RSTW is repaid and/or
                                                  RSTW's equity ownership
                                                  position is liquidated,
                                                  whichever occurs at the latest
                                                  date. It is anticipated that
                                                  the Board of Directors will
                                                  consist of no more than eight
                                                  members. The Company agrees to
                                                  reimburse RSTW for all
                                                  reasonable out-of-pocket
                                                  expenses incurred by any RSTW
                                                  director in connection with
                                                  his or her attendance at Board
                                                  of Directors meetings. Board
                                                  of Directors meetings will be
                                                  required to be held no less
                                                  than quarterly.


Common Stock:                                     Basic Terms. RSTW shall
                                                  receive shares of the common
                                                  stock of the Company (the
                                                  "RSTW Common Stock")
                                                  representing 8.5% as if the
                                                  closing date of the Common
                                                  Stock on a fully-diluted
                                                  basis.  The purchase price
                                                  of the RSTW Common Stock will
                                                  be a nominal value not to
                                                  exceed $100.00.

                                                  Registration Rights. Upon the
                                                  initiation of an initial
                                                  offering, the shareholders
                                                  agreement shall provide the
                                                  holder(s) of the RSTW Common
                                                  Stock with unlimited piggyback
                                                  registration rights for the
                                                  RSTW Common Stock at the
                                                  option of such holder(s) with
                                                  all registration expenses
                                                  being paid by the Company. In
                                                  addition, following successful
                                                  completion of an initial
                                                  public offering, the holder(s)
                                                  shall have the right, at any
                                                  time, but exercisable on no
                                                  more than two (2) occasions
                                                  (in total for its obligations
                                                  to RSTW under both the current
                                                  pay and PIK notes), to have
                                                  all or a portion of the RSTW
                                                  Common Stock registered at the
                                                  expense of the Company under
                                                  the Securities Act of 1933,
                                                  with all such
                                                  registration expenses being
                                                  paid by the Company.  The
                                                  RSTW Common Stock shall be
                                                  transferable to other
                                                  institutions or accredited
                                                  investors without the consent
                                                  of the Company.  If the
                                                  Company is so eligible, any
                                                  holder may request that the
                                                  Company register the RSTW
                                                  Common Stock on Form S-3
                                                  (or any successor form), to
                                                  the extent practicable.  Upon
                                                  the request of any holder or
                                                  a prospective purchaser of
                                                  the RSTW Common Stock, the
                                                  Company shall provide the
                                                  information necessary for
                                                  compliance with Rule 144A. If
                                                  the Company should initiate
                                                  an underwritten public
                                                  offering, the holder(s) will,
                                                  if so required, "hold back"
                                                  for 180 days.  If the
                                                  holder(s) or any other
                                                  security holder initiates an
                                                  underwritten public offering,
                                                  the Company and the
                                                  shareholders of the Company
                                                  other than the holder(s) will
                                                  "hold back" for 180 days.

                                                  Anti-Dilution Protection.
                                                  The holder(s) of the RSTW
                                                  Common Stock will be
                                                  protected from the dilutive
                                                  effect of certain events,
                                                  including capital
                                                  restructurings, mergers,
                                                  acquisitions, consolidations,
                                                  dividends, stock dividends,
                                                  reverse stock splits,
                                                  reclassifications of
                                                  equity, or issuances or sales
                                                  of capital stock of the
                                                  Company for less than the
                                                  Fair Market Value of such
                                                  stock.

                                                  Put Provision of the RSTW
                                                  Common Stock.  The holder(s)
                                                  of the RSTW Common Stock will
                                                  be able to put the RSTW
                                                  Common Stock to the Company
                                                  at any time after the earlier
                                                  to occur of either (1) the
                                                  fifth anniversary of the
                                                  Closing Date; (2) prepayment
                                                  of the Credit Facility in
                                                  full, (3) a material change in
                                                  the ownership of the Company;
                                                  (4) a merger greater than $1.0
                                                  million, provided that any
                                                  such merger that is less than
                                                  or equal to $1.0 million and
                                                  in a similar line of business
                                                  as defined in the loan
                                                  documentation does not cause
                                                  an adverse impact on the
                                                  financial covenants or sale of
                                                  all or a majority of the
                                                  Company's assets; or (5) the
                                                  Company's failure to perform
                                                  certain other covenants
                                                  contained in the Loan
                                                  Documents.

                                                  The put price shall be equal
                                                  to the greater of (1) the
                                                  value determined by an
                                                  independent appraiser; (2)
                                                  book value; or (3) market
                                                  value.  The put price will be
                                                  the fair market value of such
                                                  securities without premium
                                                  for control or discount for
                                                  minority interests,
                                                  illiquidity, or restrictions
                                                  on transfer. The put price
                                                  will be paid in cash at the
                                                  time of exercise.

                                                  Co-Sale Provision of the
                                                  RSTW Common Stock. The
                                                  holder(s) of the RSTW Common
                                                  Stock will have the right to
                                                  participate in any sale by a
                                                  shareholder of the Company
                                                  of the Company's Common Stock
                                                  on a pro-rata basis. However,
                                                  certain significant inside
                                                  shareholders will be limited
                                                  in their ability to sell
                                                  most, if not all, of its
                                                  shares while RSTW's Credit
                                                  Facility and equity position
                                                  remains outstanding.


Certain Conditions Precedent:

         Funding of the Credit Facilities is subject to certain conditions precedent, including without limitation, the following:

         A. Review and satisfaction in full, in RSTW's sole discretion, of the final acquisition and transaction documents, including structure and terms.

         B. Minimum excess cash or availability through committed and unused lines of credit, at the Closing Date, after taking into account all debt repayments, shareholder distributions, and all fees and expenses related to the transaction, to be greater than $5.0 million at closing.

         C. James Martin and Mark Deuschle will enter into employment of at least 2 year's duration and noncompete agreements on terms acceptable to RSTW in its sole discretion.

         D. No material change from Commitment Date to anticipated Closing Date, in RSTW's reasonable determination, of the Company's ability to meet management's estimated 1997 Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $10.9 million.

         E. Minimum total net Common Stock investment of $10.0 million, which will consist of a minimum $9.0 million from James R. Martin and $1.0 million from other Plasti-Line management.

         F.      Loan Documents

                 There shall be delivered to RSTW such loan documentation evidencing, securing and relating to the proposed
                 Credit Facilities as RSTW shall request, each such document to be in form and substance satisfactory to RSTW and its counsel (collectively, the "Loan Documents"), containing such representations, warranties, conditions, covenants, defaults, and remedies as RSTW, in its sole discretion, deems appropriate. While the following does not purport to be a full statement of the terms and conditions to be contained in the Loan Documents, and the Loan Documents will provide for additional terms and conditions, such documents will, among other things, include:

                 1. Reporting. Covenants requiring the Company to provide, on a mont hly basis, internally prepared financial statements consisting of a balance sheet and related statements of income, stockholders' equity and cash flows; on an annual basis, certified financial statements prepared by and bearing the unqualified opinion of a public accounting firm acceptable to RSTW, and an annual budget for each fiscal year that includes projected financial statements and any underlying assumptions; and, at intervals to be set forth in such covenants, such other information as specified by RSTW.

                 2. Financial Covenants. Certain financial covenants that are consistent with but less restrictive than those of the senior lender, including, without limitation, the following: minimum EBITDA, Debt/EBITDA limitations, fixed charge coverage, capital expenditure limitations, and lease limitations.

                 3. Jury Trial Waiver and Other Waivers. A waiver of injury trial, a consent to Texas jurisdiction, and other standard waiver provisions.

                 4. Environmental Matters. Such representations, warranties, and covenants as RSTW shall require in order to assure present and future compliance with applicable environmental laws, and provisions by which the Company indemnifies RSTW against liability in connection with environmental matters.

                 5. Other Debt and Liens. Provisions restricting the Company's ability to incur additional indebtedness that are consistent with senior lender's provisions.

                 6. Executive Compensation; Affiliate Transactions. Provisions regarding compensation of the
                          Company's officers and directors, and provisions regarding the Company's ability to make loans, advances and distributions to its affiliates and to enter into transactions with its affiliates.

                 7. Insurance and Taxes. Timely evidence of appropriate insurance and adequate reservation for taxes.

                 8. Negative Covenants. Negative covenants will include, but are not limited to, limitations on debt, changes in nature of the business, disposition of assets, encumbrances, liens, loans and advances, dividends, acquisitions or mergers, investments, compensation, formation of new corporations, capital expenditures, and transactions with affiliates.

         G.      Evidence of Corporate Authorization, etc.

                 There shall be delivered to RSTW such good standing certificates, officers' certificates, board resolutions, organizational documentation and other certificates and documents as are requested by RSTW or its counsel or as otherwise may be necessary to evidence or establish the corporate, governmental, and other actions, approvals, and authorizations necessary to the Company's execution of and performance under the Loan Documents and the validity and enforceability of the Loan Documents.

         H.      Evidence of Compliance with Laws

                 There shall be delivered to RSTW evidence reasonably satisfactory to RSTW and its counsel that the Company is in material compliance with all laws applicable to the Company in the operation of its business and in the use and occupancy of the Company's property.

         I.      Opinions of Counsel

                 There shall be delivered to RSTW an opinion or opinions of the Company's counsel as to such matters as the due authorization and execution of the Loan Documents by the Company, the validity and enforceability of the Loan Documents, the absence of material litigation or liability claims with respect to the Company, compliance with material applicable laws and agreements by the Company, and as to such other matters as RSTW or its counsel shall reasonably request.

         J.      Adverse Change; Other Adverse Events

                 As of the Closing Date, there shall not exist, in RSTW's reasonable judgment, (1) any material adverse change in the financial condition of the Company, (2) any law or regulation which, in the opinion of RSTW's counsel, prevents or prohibits RSTW from funding or maintaining the proposed Credit Facilities, and (3) any other matter which will be reasonable likely to have a material adverse affect on the Company, taken as a whole.

         K.      Conduct of Business

                 RSTW and its counsel shall have received satisfactory evidence that the Company possesses all necessary or appropriate licenses, permits and authorities to conduct its business.

         L.      Litigation and Settlements

                 RSTW shall have received satisfactory information, documentation or certifications regarding the status and scope of all pending or threatened litigation and liability claims against the Company.

         M.      Legal Review

                 RSTW shall have received copies of all material agreements of the Company, including, without limitation, shareholder and employee agreements and all loan and collateral documents relating to indebtedness and liens which will be permitted to remain outstanding after the Closing Date and RSTW shall be satisfied, in its sole discretion, with the terms of such agreements and indebtedness.





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